                                                                   EXHIBIT 10.19

                            AT&T INTERNET SERVICES
                               GENERAL AGREEMENT

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Customer Name ("Customer")               AT&T
                                         Internet Services Contract Management
Lois, Inc.
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Address                                  Address
105 north 28th                           55 Corporate Drive, Room - 32B15
van buren, ar 72956                      Bridgewater, NJ 08807
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This Agreement consists of this Cover Sheet, the attached General Terms and
Conditions and all Service Attachments ("Attachments") indicated below (collectively, this "Agreement"). In the event of conflict between the General Terms and Conditions and any Attachment, the Attachment shall take precedence.

This Agreement shall become effective when signed by both parties and shall continue in effect for as long as any Attachment remains in effect, unless earlier terminated in accordance with the provisions of the Agreement. The term of each Attachment is stated in the Attachment.

CAPTION>
==================================================================================================================================
                                                       SERVICE(S) ORDERED
==================================================================================================================================
[_]  AT&T WorldNet(R) Managed Internet Service                  All of the following services must be accompanied with an AT&T Web
[_]  AT&T WorldNet(R) Managed Internet Service - Burstable      Site Services Attachment
     Service                                                    [_]  AT&T Easy World Wide Web(R) Service ("EW3")
[_]  AT&T WorldNet(R) Enhanced Fax Service                      [_]  AT&T Easy World Wide Web(R) Service ("EW3" Basic)
[_]  AT&T WorldNet(R) Asynchronous Service                      [_]  AT&T Easy World Wide Web(R) Service ("EW3" Basic for Alternate
[_]  AT&T WorldNet(R) Virtual Private Network Service                Channel)
[_]  AT&T WorldNet(R) Business Dial Service                     [_]  AT&T Enhanced Web Development Package ("EWDP")
                                                                [_]  AT&T Dedicated Hosting Service - Level 1
                                                                [_]  AT&T Dedicated Hosting Service - Level 2
                                                                [_]  AT&T SecureBuy(SM) Service
                                                                [_]  AT&T interactiveAnswers(SM) Service
                                                                [_]  AT&T Web Site Service eCommerce Suite
==================================================================================================================================

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CUSTOMER'S SIGNATURE BELOW ACKNOWLEDGES THAT CUSTOMER HAS READ AND UNDERSTANDS
EACH OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND AGREES TO BE BOUND BY
THEM.
--------------------------------------------------------------------------------

CUSTOMER:                               AT&T CORP.


By:  /s/ Kyle Parker                    By:  /s/ Yolanda Wilson
    -------------------------------         ------------------------------------
    (Authorized Signature)                       (Authorized Signature)


Kyle Parker                             Yolanda Wilson
-----------------------------------     ----------------------------------------
(Typed or Printed Name)                 (Typed or Printed Name)


C.E.O.                                  Contract Manager
-----------------------------------     ----------------------------------------
(Title)                                 (Title)


12-8-98                                 12/21/98
-----------------------------------     ----------------------------------------
(Date)                                  (Date)

501-471-5581
-------------
(Telephone #)

                           SALES TRACKING INFORMATION

------------------------------------------------------------------------------------------------------
    AT&T SALES REPRESENTATIVE INFORMATION                   AT&T AUTHORIZED AGENT INFORMATION
======================================================================================================
BRANCH MANAGER:         Joe Houawcak                  NAME:
------------------------------------------------------------------------------------------------------
NAME:                   Joice Vinsant                 COMPANY NAME:
------------------------------------------------------------------------------------------------------
PHONE NUMBER:           501-474-6520                  PHONE NUMBER:
------------------------------------------------------------------------------------------------------
E-MAIL:                 Jvinsant@ATT.com              E-MAIL:
------------------------------------------------------------------------------------------------------
ADDRESS:                7600 I 30                     ADDRESS:
                        Little Rock, AR  72209
------------------------------------------------------------------------------------------------------
SALES STRATA:           Commercial                    AGENT CODE:
------------------------------------------------------------------------------------------------------
SALES REGION:           Southern
-------------------------------------------------

                            AT&T INTERNET SERVICES
                               GENERAL AGREEMENT

The following terms and conditions shall apply to the provisions and use of the products and services (individually a "Service") provided pursuant to the Attachments.

1.0  DEFINITIONS

1.1 "Affiliate" of a party means any entity that controls, is controlled by or is under common control with such party, and, in the case of AT&T, also means any entity which AT&T has authorized under contract to offer any Service or part of any Service.

1.2 "Content" means information made available, displayed or transmitted in connection with a Service (including, without limitation, information made available by means of an HTML, "hot link", a third party posting or similar means) including all trademarks, service marks and domain names contained therein as well as the contents of any bulletin boards or chat forums and, all updates, upgrades, modifications and other versions of any of the foregoing.

1.3 "User" means anyone whom CUSTOMER, allows, by action or omission, to use or access any Service including, without limitation, CUSTOMER'S Affiliates.

2.0  CHARGES AND BILLING

2.1 CUSTOMER shall pay AT&T for its and Users' use of the Services at the rates and charges specified in the Attachments, without deductions, setoff or delay for any reason, including circumstances arising under any other Attachment. Charges set forth in the Attachments are exclusive of any applicable taxes. CUSTOMER may be required to pay a deposit before Services are provided or as specified in Section 10.1.

2.2 CUSTOMER shall pay all shipping charges, taxes (excluding those on AT&T's net income (and other similar charges (and any related interest and penalties) relating to the sale, transfer of ownership, installation, license, use or provision of the Services, except to the extent a valid tax exemption certificates is provided by CUSTOMER to AT&T prior to the delivery of Services.

2.3 Payment is due within 30 days after the date of invoice and shall refer to the invoice number. Restrictive endorsements or other statements on checks accepted by AT&T will not apply. CUSTOMER shall reimburse AT&T for all costs (including reasonable attorney fees) associated with collecting delinquent or dishonored payments. At AT&T's option, interest charges may be added to any past due amounts at the lower of 1.5% per month or the maximum rate allowed by law.

3.0  RESPONSIBILITIES OF THE PARTIES

3.1 AT&T shall provide Services to CUSTOMER in accordance with the terms and conditions and at the charges specified in this Agreement.

3.2 CUSTOMER represents and warrants that its and User's use of the Services and the Content will at all times comply with all applicable laws, regulations and written and electronic instructions for use. CUSTOMER shall promptly resolve all claims by anyone that CUSTOMER'S or Users' use or Content violate any laws or regulations. AT&T reserves the right to terminate affected Attachments, suspend affected Services and/or remove CUSTOMER or Users' Content from the Services if AT&T (i) determines, in its sole discretion, that AT&T's public image, reputation or goodwill will be adversely affected or that such use or Content does not conform with the requirements set forth in this Agreement, or that AT&T could be subject to liability; or (ii) receives notice from anyone that CUSTOMER's or Users' use or Content may violate any laws or regulations. AT&T's actions or inaction under this Section shall not constitute review or approval of CUSTOMER's or Users' use or Content.

3.3 AT&T grants to CUSTOMER the right to permit Users to access and use the Services, provided that CUSTOMER shall remain solely responsible for such access and use and shall defend, indemnify and hold harmless AT&T from and against all Damages (including, without limitation, reasonable attorney fees), whether or not arising out of third-party claims and regardless of the form of action, whether in contract, tort, strict liability or otherwise, concerning or relating to: any noncompliance by CUSTOMER or Users with any provision of this Agreement; negligent acts or omissions by CUSTOMER or Users; CUSTOMER's or Users' Content or use of the Services (including, without limitation, infringement of any personal or property rights); and claims by any User or business affiliate of Customer relating to any Service failure, defect or outage.

3.4 Except to the extent required by law or expressly permitted in an Attachment, CUSTOMER may not resell any Services.

4.0  USE OF INFORMATION

4.1 All documentation, technical information, Software, business information, proposals for new Services or other materials that are disclosed by either party to the other in the course of performing this Agreement shall be considered proprietary information ("INFORMATION") of the disclosing party, provided such information is in written or other tangible form that is clearly marked as "proprietary" or "confidential", or is disclosed orally and is both identified as proprietary or confidential at the time of disclosure and summarized in a writing so marked within 15 business days following the oral disclosure. This Agreement shall be deemed to be AT&T INFORMATION.

4.2 Each party's INFORMATION shall, for a period of 3 years following its disclosure (except in the case of Software, for an indefinite period): (i) be held in confidence; (ii) be used only for purposes of performing this Agreement and using the Services; and, (iii) not be disclosed except to the receiving party's employees, agents and contractors having a need-to-know (provided that such agents and contractors are not direct AT&T competitors and agree in writing to use and disclosure restrictions as restrictive as this Article 4) or to the extent required by law.

4.3  The restrictions in Section 4.2 shall not apply to any information that:
(i) is independently developed by the receiving party; or (ii) is lawfully received by the receiving party free of any obligation to keep it confidential; or (iii) becomes generally available to the public other than by breach of this Agreement.

4.4 CUSTOMER authorizes AT&T to: (i) monitor and record calls and transmissions using the Services and callas or transmissions to AT&T concerning the Services in order to detect fraud, check quality and operate, maintain and repair the Services; and (ii) disclose such information to the extent AT&T deems it is legally required.

5.0  PUBLICITY AND MARKS

5.1 No public statements or announcements relating to this Agreement shall be issued by either party without the prior written consent of the other party.

5.2 Each party agrees not to display or use, in advertising or otherwise, any of the other party's trade names, logos, trademarks, service marks or other indicia or origin (collectively, "Marks") without the other party's prior written consent, provided that such consent may be revoked at any time and consent to use AT&T's Marks can only be granted by the AT&T Vice President, Corporate Identity.

6.0  SOFTWARE

6.1 AT&T grants CUSTOMER a personal, non-transferable and non-exclusive license (without the right to sublicense) to use, in object code form, all software and associated written and electronic documentation and data furnished pursuant to the Attachments (collectively, the "Software"), solely in connection with the Services and solely in accordance with applicable written and electronic documentation. CUSTOMER will refrain from taking any steps to reverse assemble, reverse compile or otherwise derive a source code version of the Software. The Software shall at all times remain the sole and exclusive property of AT&T or its suppliers. "Third-Party Software" means Software that bears a copyright notice of a third party. "AT&T Software" means all Software other than Third-Party Software."

6.2 CUSTOMER shall not copy or download the Software, except to the extent expressly provided otherwise in the applicable documentation for the Service or in a writing signed by AT&T. Any copy must contain the same copyright notices and proprietary markings as the original Software.

6.3 CUSTOMER shall ensure that its employees and Users comply with the terms and conditions of this Article 6.

6.4 The term of the license granted hereunder shall be coterminous with the Attachment which covers the Software.

6.5 CUSTOMER agrees to comply with any additional restrictions that are provided with any Third-Party Software.

6.6 AT&T warrants that all AT&T Software will perform substantially in accordance with its applicable published specifications during a warranty period of ninety (90) days beginning on the date of delivery of the AT&T Software to CUSTOMER. If CUSTOMER returns to AT&T, within the 90-day warranty period, any AT&T Software that does not comply with this warranty, then AT&T, at its option, will either repair or replace the portion of the AT&T Software that does not comply or refund the amount paid by CUSTOMER for such failed or defective AT&T Software. This warranty will apply only if the AT&T Software is used in accordance with the terms of this Agreement and is not altered, modified or tampered with by CUSTOMER or Users.

7.0  DISPUTE RESOLUTION

7.1 Except as described in Section 7.3, all disputes, controversies or claims, whether based in contract, tort, statute, fraud, misrepresentation or any other legal theory, arising out of or relating to this Agreement and the Services provided under this Agreement (collectively, "Disputes"), not resolved amicably between the parties shall be settled by final and binding arbitration conducted in New York or other mutually agreed location by one neutral arbitrator, in accordance with this Agreement and the then current Commercial Arbitration Rules of the American Arbitrator Association ("AAA"). The arbitrability of Disputes shall also be determined by the arbitrator. Each party shall bear its own expenses and the parties shall equally share the filing and other administrative fees of the AAA and the expenses of the arbitrator. Any award of the arbitrator shall be in writing and shall state the reasons for the award. Judgment upon an award may be entered in any Court having competent jurisdiction. The arbitrator shall not have the power to award any damages in excess of the liability limitations set forth in this Agreement, including any Attachment. The arbitrator shall not have the power to order pre-hearing discovery of documents or the taking of depositions, but may compel attendance of witnesses and the production of documents at the

                            AT&T INTERNET SERVICES
                               GENERAL AGREEMENT

hearing. The Federal Arbitration Act, 9 U.S.C. Sections 1 to 14, shall govern the interpretation and enforcement of this Section 7.1.

7.2 The parties, their representatives and participants and the arbitrator shall hold the existence, content and result of the arbitration in confidence, except to the limited extent necessary to enforce a final settlement agreement or to obtain or enforce a judgment on an arbitration decision and award.

7.3 Disputes relating to: (i) matters that are subject to the primary jurisdiction of the FCC, a state public utility commission or other administrative agency, or (ii) non-compliance with Articles 4, 5 or 6 of this Agreement, a violation of which would cause irreparable harm for which damages would be inadequate; or (iii) billing or payment of charges under an Attachment; or (iv) Software, technology or other intellectual property; shall be exempt from the binding arbitration requirement described in Section 7.1. As to Disputes described in this Section 7.3, the claimant reserves the right to seek relief from an administrative agency having primary jurisdiction or a court of competent jurisdiction, as appropriate.

8.0    FORCE MAJEURE

Neither AT&T nor Customer shall be liable for any delay, failure in performance, loss or damage due to: fire, explosion, power blackout, earthquake, flood, the elements, strike, embargo, labor disputes, acts of civil or military authority, war, acts of God, acts or omissions of carriers, or suppliers, acts of regulatory or governmental agencies, or other causes beyond such party's reasonable control, whether or not similar to the foregoing, except that CUSTOMERS's obligation to pay for charges incurred shall not be excused.

9.0    LIMITATIONS OF LIABILITY

9.1 For purposes of Section 3.3, and Articles 8 and 9 and all other exclusive remedies and limitations of liability set forth in this Agreement or any Attachment, "AT&T" shall be defined as AT&T, its Affiliates, and its and their employees, directors, officers, agents, representatives, subcontractors, interconnection service providers and suppliers; and "Damages" will refer collectively to all injury, damage, liability, loss, penalty, interest and expense incurred.

9.2 AT&T'S ENTIRE LIABILITY, AND CUSTOMER'S EXCLUSIVE REMEDIES AGAINST AT&T, FOR ANY DAMAGES CAUSED BY ANY SERVICE DEFECT OR FAILURE, OR FOR OTHER CLAIMS ARISING IN CONNECTION WITH ANY SERVICE OR THIS AGREEMENT SHALL BE:

(i) FOR BODILY INJURY OR DEATH TO ANY PERSON NEGLIGENTLY CAUSED BY AT&T, CUSTOMER'S RIGHT TO PROVEN DIRECT DAMAGES;

(ii)   FOR DEFECTS OR FAILURES OF SOFTWARE, THE REMEDIES SET FORTH IN SECTION
6.6;

(iii) FOR DAMAGES OTHER THAN THOSE SET FORTH ABOVE AND NOT EXCLUDED UNDER THIS AGREEMENT OR ANY ATTACHMENT, AT&T'S LIABILITY SHALL BE LIMITED TO PROVEN DIRECT DAMAGES NOT TO EXCEED PER CLAIM (OR IN THE AGGREGATE DURING ANY TWELVE-MONTH PERIOD) THE TOTAL NET PAYMENTS MADE BY CUSTOMER FOR THE APPLICABLE SERVICE UNDER THE APPLICABLE ATTACHMENT DURING THE 12 MONTHS PRECEDING THE MONTH IN WHICH THE DAMAGE OCCURRED.

9.3 IN NO EVENT SHALL AT&T BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, RELIANCE OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, ADVANTAGE, SAVINGS OR REVENUES OF ANY KIND OR INCREASED COST OF OPERATIONS, WHETHER OR NOT AT&T HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.4    AT&T ALSO SHALL NOT BE LIABLE FOR ANY DAMAGES ARISING OUT OF OR RELATING
TO: SERVICE INTERRUPTIONS; LOST OR ALTERED MESSAGES OR TRANSMISSIONS; INTEROPERABILITY, INTERACTION OR INTERCONNECTION PROBLEMS WITH APPLICATIONS, EQUIPMENT SERVICES OR NETWORKS PROVIDED BY CUSTOMER OR THIRD PARTIES; OR, UNAUTHORIZED ACCESS TO OR THEFT, ALTERATION, LOSS OR DESTRUCTION OF CUSTOMER'S, USERS' OR THIRD PARTIES' APPLICATIONS, CONTENT, DATA, PROGRAMS, INFORMATION, NETWORK OR SYSTEMS.

9.5 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AT&T MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT OR ANY WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE. AT&T DOES NOT WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT THE SERVICES WILL MEET CUSTOMER'S REQUIREMENTS OR THAT THE SERVICES WILL PREVENT UNAUTHORIZED ACCESS BY THIRD PARTIES. AT&T DOES NOT AUTHORIZE ANYONE TO MAKE A WARRANTY OF ANY KIND ON ITS BEHALF AND CUSTOMER SHOULD NOT RELY ON ANYONE MAKING SUCH STATEMENTS.

9.6 THE LIMITATIONS OF LIABILITY SET FORTH IN THIS ARTICLE 9 AND IN ANY ATTACHMENT SHALL APPLY: (i) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE; AND (ii) WHETHER OR NOT DAMAGES WERE FORESEEABLE. THESE LIMITATIONS OF LIABILITY SHALL SURVIVE FAILURE OF ANY EXCLUSIVE REMEDIES PROVIDED IN THIS AGREEMENT.

9.7 This Agreement does not expressly or implicitly provide any third party (including Users) with any remedy, claim, liability, reimbursement, cause of action or other right or privilege.

10.0    TERMINATION

10.1 If a party fails to perform or observe any material term or condition of this Agreement and the failure continues unremedied for 30 days after receipt of written notice, the other party may terminate for cause any Attachment affected by the breach. If CUSTOMER fails to pay any charge when due and such failure continues unremedied for ten days after written notice by AT&T, AT&T may, at its option, terminate affected Attachments, suspend Service under affected Attachments, require a deposit under any or all Attachments as a condition of continuing to provide Services and/or terminate this entire Agreement.

10.2 An Attachment may be terminated immediately upon written notice by: (i) either party if the other party has violated the other's Marks, becomes insolvent or involved in a liquidation or termination of its business, files a bankruptcy petition, has an involuntary bankruptcy petition filed against it (if not dismissed within 30 days of filing), becomes adjudicated bankrupt, or becomes involved in an assignment for the benefit of its creditors; (ii) AT&T pursuant to Section 3.2 or in the event of a material breach of any provision of
Article 6; or (iii) either party if mandated by governmental or regulatory authority.

10.3 CUSTOMER shall be responsible for payment of all charges under a terminated Attachment incurred as of the effective date of termination. CUSTOMER shall also be liable to AT&T for termination Charges, as specified in a terminated Attachment, in the event that AT&T terminates under Section 10.1, 10.2(i) or (ii), or CUSTOMER terminates without cause

10.4 Termination by either party of an Attachment does not waive any other rights or remedies it may have under this Agreement.

10.5 Except as provided under Section 10.1, termination or suspension of an Attachment shall not affect the Services provided or the rights and obligations of the parties under any other Attachment.

11.    GENERAL PROVISIONS

11.1 Any supplement, modification or waiver of any provision of this Agreement or any Attachment must be in writing and signed by authorized representatives of both parties.

11.2 This Agreement may not be assigned by either party without the prior written consent of the other, except that AT&T may, without CUSTOMER's consent, assign this Agreement or any Attachment to a present or future Affiliate or successor and may assign its right to receive payments. AT&T may subcontract work to be performed under this Agreement, but shall retain responsibility for all such work.

11.3 If any portion of this Agreement is found to be invalid or unenforceable, the remaining provisions shall remain in effect and the parties shall promptly begin negotiations to replace invalid or unenforceable portions that are essential parts of this Agreement.

11.4 Any initial demand for arbitration pursuant to Section 7.1 and any legal action arising in connection with this Agreement must begin within two years after the cause of action arises.

11.5 All notices under this Agreement shall be in writing and either mailed by certified or registered mail, postage prepaid return receipt requested, sent by express courier or hand delivered and addressed to each party at the address set forth on the front of this Agreement or, if the notice relates to a specific Attachment, the address set forth in such Attachment, or, in any case, such other address a party designates in writing.

11.6 The construction, interpretation and performance of this Agreement shall be governed by the substantive law of the State of New York, excluding its choice of law rules and the United Nations Convention on Contracts for International Sale of Goods.

11.7 The respective obligations of CUSTOMER and AT&T which by their nature would continue beyond the termination or expiration of this Agreement or any Attachment shall survive termination or expiration of this Agreement or any Attachment.

11.8 With respect to any indemnification obligations under this Agreement: (i) the indemnified party will notify the indemnifying party in writing promptly upon learning of any claim or suit for which indemnification may be sought; provided that failure to do so shall not affect the indemnity except to the extent the indemnifying party is prejudiced thereby; (ii) the indemnifying party shall have control of the defense or settlement, provided that the indemnified party shall have the right to participate in such defense or settlement with counsel of its own selection and at its sole expense; (iii) the indemnified party shall

                            AT&T INTERNET SERVICES
                               GENERAL AGREEMENT


reasonably cooperate with the defense, at the indemnifying party's expense; and
(iv) the indemnifying part shall not, without the indemnified party's express prior written consent, make any admission or stipulation, or consent to any settlement agreement or injunctive or non-monetary relief which could adversely affect any indemnified party.

11.9 THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SERVICES TO BE PROVIDED HEREUNDER. THIS AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS, PROPOSALS, REPRESENTATIONS, STATEMENTS OR UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, CONCERNING SUCH SERVICES OR THE RIGHTS AND OBLIGATIONS RELATING TO THOSE SERVICES. THIS AGREEMENT SHALL NOT BE CONTRADICTED, EXPLAINED OR SUPPLEMENTED BY ANY WRITTEN OR ORAL STATEMENTS, PROPOSALS, REPRESENTATIONS, ADVERTISEMENTS, SERVICE DESCRIPTIONS OR CUSTOMER PURCHASE ORDER FORMS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT OR AN ATTACHMENT.